Exhibit 99.1

PAB Bankshares, Inc. Announces First Quarter 2005 Earnings

    VALDOSTA, Ga.--(BUSINESS WIRE)--May 10, 2005--PAB Bankshares, Inc. (AMEX: PAB) reported net income of $2.48 million, or $0.26 per diluted share, for the first quarter of 2005, a 16.6% increase compared to the $2.13 million, or $0.22 per diluted share, reported for the same period in 2004. The results for the first quarter also represent a 12.1% increase over the $2.21 million, or $0.23 per diluted share, reported for the fourth quarter of 2004.
    In other news, the Company announced the April 2005 opening of a loan production office in Atlanta, Cobb County, Georgia. "We are excited about our continued expansion in the Atlanta metro region, and we are optimistic that this new location will afford us another opportunity to serve our existing customers and to establish new relationships," stated President and CEO, M. Burke Welsh, Jr.
    The Company reported total assets of $907.1 million as of March 31, 2005, a 4.4% increase from December 31, 2004. The Company also reported $679.6 million in total loans and $701.0 million in total deposits as of the end of the first quarter 2005. Total loans increased $33.5 million, or 5.2%, during the quarter. Total deposits increased $43.5 million, or 6.6%, during the quarter. Since March 31, 2004, total loans have increased 23.8%, or $130.5 million, and total deposits have increased 25.9%, or $144.1 million.
    The net earnings for the quarter resulted in a return on average assets ("ROA") of 1.13% and a return on average equity ("ROE") of 12.16%. The Company reported an ROA and ROE of 1.17% and 10.99%, respectively, for the first quarter of 2004. The Company also reported a 4.19% net interest margin for the first quarter of 2005 compared to a 4.34% net interest margin for the same period in 2004. The 15 basis point decrease in the net interest margin was due to an increase in the Company's incremental cost of funds and a tighter net interest spread on the assets added during the quarter. The Company's average yield on earning assets for the quarter was 6.09%, a 29 basis point improvement compared to an average yield on earning assets of 5.80% during the first quarter of 2004. In contrast, the Company's average rate paid for interest-bearing deposits and other borrowings was 2.26% for the quarter, a 49 basis point increase compared to an average rate of 1.77% paid for funds during the same period last year.
    The Company reported total nonperforming assets of $6.5 million, or 0.72% of total assets, as of March 31, 2005, an 86% increase compared to the $3.5 million in nonperforming assets held at the end of the fourth quarter 2004. While the majority of the nonperforming assets reported as of the previous year end were resolved during the period, a $5.7 million loan relationship was placed on nonaccrual status during the quarter resulting in the increase. The Company reported $340,000 in net recoveries of prior loan losses during the quarter, resulting in an annualized -0.21% ratio of net losses to average loans, compared to a 0.30% net loss ratio from the same period in 2004.
    The Company's sole operating subsidiary is The Park Avenue Bank headquartered in Valdosta, Georgia. The Bank operates 17 branch offices and three loan production offices in Adel, Athens, Atlanta, Bainbridge, Baxley, Cairo, Hazlehurst, McDonough, Oakwood, Statesboro, Stockbridge, and Valdosta, Georgia, and in Ocala and St. Augustine, Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB." More information on the Company is available on the Internet at www.pabbankshares.com. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com.

    Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings, dividends and projected growth, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate," "believe," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can;
(6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; and (9) economic, governmental or other factors may prevent the projected population and commercial growth in the counties and cities in which we operate. The Company undertakes no obligation to revise these statements following the date of this press release.



PAB BANKSHARES, INC.                          Period Ended
                                   -----------------------------------
SELECTED QUARTERLY FINANCIAL DATA    03/31/05    12/31/04    09/30/04
---------------------------------- ----------- ----------- -----------
(Dollars in thousands except per
 share and other data)
Summary of Operations:
Interest income                    $   12,467  $   11,129  $   10,328
Interest expense                        3,894       3,201       2,611
---------------------------------- ----------- ----------- -----------
  Net interest income                   8,573       7,928       7,717
---------------------------------- ----------- ----------- -----------
Provision for loan losses                 460         600           -
Other income                            1,347       1,434       1,614
Other expense                           5,765       5,429       6,287
----------------------------------  ----------- ----------- ----------
  Income before income tax expense      3,695       3,333       3,044
Income tax expense                      1,216       1,122         983
----------------------------------  ----------- ----------- ----------
  Net income                       $    2,479  $    2,211  $    2,061
================================== =========== =========== ===========
Net interest income on a tax-
 equivalent basis                  $    8,615  $    7,971  $    7,760
Per Share Ratios:
Net income - basic                 $     0.26  $     0.23  $     0.21
Net income - diluted                     0.26        0.23        0.21
Dividends declared for period            0.11        0.10        0.10
Dividend payout ratio                   42.27%      42.95%      46.10%
Book value at end of period        $     8.65  $     8.53  $     8.46
Common Share Data:
Outstanding at period end           9,525,428   9,495,320   9,500,720
Weighted average outstanding
 during period                      9,498,988   9,492,103   9,491,439
Diluted weighted average
 outstanding during period          9,648,630   9,629,082   9,608,360
Selected Average Balances:
Total assets                       $  892,189  $  825,617  $  770,782
Earning assets                        833,451     763,829     710,407
Loans                                 665,750     616,191     572,102
Deposits                              683,828     616,614     572,119
Stockholders' equity                   82,657      81,795      79,710
Selected Period End Balances:
Total assets                       $  907,131  $  868,975  $  797,098
Earning assets                        854,721     808,886     735,072
Loans                                 679,608     646,149     600,450
Allowance for loan losses               9,867       9,066       9,562
Deposits                              701,041     657,550     575,775
Stockholders' equity                   82,387      81,000      80,370
Tier 1 Regulatory Capital              86,961      85,465      84,307
Performance Ratios:
Return on average assets                 1.13%       1.07%       1.06%
Return on average stockholders'
 equity                                 12.16%      10.75%      10.29%
Net interest margin                      4.19%       4.15%       4.35%
Efficiency ratio (excluding the
 following items):                      57.85%      57.06%      67.16%
    Loss on early retirement of
     debt included in other
     expense                       $        -  $        -  $        -
    Securities gains (losses)
     included in other income               -          (1)          6
    Other gains (losses) included
     in other income                       (3)       (109)          7
Selected Asset Quality Factors:
Nonaccrual loans                   $    6,531  $    1,417  $    3,857
Loans 90 days or more past due and
 still accruing                             6          11          10
Other impaired loans (troubled-
 debt restructurings)                       -       2,045       2,170
Other real estate and
 repossessions                              1          30       4,310
Asset Quality Ratios:
Net charge-offs to average loans
 (annualized YTD)                       -0.21%       0.29%       0.14%
Nonperforming loans to total loans       0.96%       0.54%       1.00%
Nonperforming assets to total
 assets                                  0.72%       0.40%       1.30%
Allowance for loan losses to total
 loans                                   1.45%       1.40%       1.59%
Allowance for loan losses to
 nonperforming loans                   150.95%     261.04%     158.66%
Other Selected Ratios and
 Nonfinancial Data:
Average loans to average earning
 assets                                 79.88%      80.67%      80.53%
Average loans to average deposits       97.36%      99.93%     100.00%
Average stockholders' equity to
 average assets                          9.26%       9.91%      10.34%
Full-time equivalent employees            287         277         274
Bank branch offices                        17          17          17
Bank loan production offices                2           2           2
Bank ATMs                                  17          17          17


PAB BANKSHARES, INC.                                Period Ended
                                              ------------------------
SELECTED QUARTERLY FINANCIAL DATA               06/30/04     03/31/04
--------------------------------------------- -----------  -----------
(Dollars in thousands except per share and other data)

Summary of Operations:
Interest income                               $    9,552   $    9,587
Interest expense                                   2,381        2,430
--------------------------------------------- -----------  -----------
  Net interest income                              7,171        7,157
--------------------------------------------- -----------  -----------
Provision for loan losses                              -            -
Other income                                       1,490        1,806
Other expense                                      5,613        5,726
--------------------------------------------- -----------  -----------
  Income before income tax expense                 3,048        3,237
Income tax expense                                   928        1,111
--------------------------------------------- -----------  -----------
  Net income                                  $    2,120   $    2,126
============================================= ===========  ===========
Net interest income on a tax-equivalent basis $    7,214   $    7,202
Per Share Ratios:
Net income - basic                            $     0.23   $     0.22
Net income - diluted                                0.22         0.22
Dividends declared for period                       0.07         0.07
Dividend payout ratio                              31.39%       31.32%
Book value at end of period                   $     8.19   $     8.26
Common Share Data:
Outstanding at period end                      9,496,360    9,514,240
Weighted average outstanding during period     9,515,438    9,500,031
Diluted weighted average outstanding during
 period                                        9,640,837    9,689,580
Selected Average Balances:
Total assets                                  $  736,898   $  728,652
Earning assets                                   677,527      667,516
Loans                                            551,675      541,549
Deposits                                         561,141      555,406
Stockholders' equity                              78,647       77,814
Selected Period End Balances:
Total assets                                  $  739,237   $  735,299
Earning assets                                   679,232      675,293
Loans                                            554,524      549,149
Allowance for loan losses                          9,609        9,730
Deposits                                         565,613      556,853
Stockholders' equity                              77,735       78,611
Tier 1 Regulatory Capital                         83,238       82,002
Performance Ratios:
Return on average assets                            1.16%        1.17%
Return on average stockholders' equity             10.84%       10.99%
Net interest margin                                 4.28%        4.34%
Efficiency ratio (excluding the following
 items):                                           64.55%       65.09%
    Loss on early retirement of debt included
     in other expense                         $        -   $        -
    Securities gains (losses) included in
     other income                                     (1)           2
    Other gains (losses) included in other
     income                                           10          210
Selected Asset Quality Factors:
Nonaccrual loans                              $    4,484   $    4,868
Loans 90 days or more past due and still
 accruing                                              9            -
Other impaired loans (troubled-debt
 restructurings)                                   2,179        2,188
Other real estate and repossessions                4,298        4,376
Asset Quality Ratios:
Net charge-offs to average loans (annualized
 YTD)                                               0.19%        0.30%
Nonperforming loans to total loans                  1.20%        1.28%
Nonperforming assets to total assets                1.48%        1.55%
Allowance for loan losses to total loans            1.73%        1.77%
Allowance for loan losses to nonperforming
 loans                                            144.03%      137.90%
Other Selected Ratios and Nonfinancial Data:
Average loans to average earning assets            81.42%       81.13%
Average loans to average deposits                  98.31%       97.51%
Average stockholders' equity to average
 assets                                            10.67%       10.68%
Full-time equivalent employees                       277          275
Bank branch offices                                   16           16
Bank loan production offices                           2            2
Bank ATMs                                             17           17

    CONTACT: PAB Bankshares, Inc., Valdosta
             Donald "Jay" Torbert, Jr., 229/241-2775, ext. 266
             jayt@parkavebank.com